Exhibit (i)
                      Paul, Hastings, Janofsky & Walker LLP
                             515 South Flower Street
                          Los Angeles, California 90071
                            Telephone (213) 683-6000


February 25, 2005

Wilshire Mutual Funds, Inc.
1299 Ocean Avenue, Suite 700
Santa Monica, California 90401

Ladies and Gentlemen:

                  We have acted as counsel to Wilshire Mutual Funds, Inc, a Maryland corporation (the "Company"), with respect to certain legal matters in connection with the capital shares of the Trust offered pursuant to a Registration Statement on Form N-1A (Registration Statement No. 33-50390), as amended, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement").

                  We hereby consent to the reference to Paul, Hastings, Janofsky & Walker LLP under the caption "Legal Counsel" in the Statement of Additional Information which forms part of the Registration Statement.


                                Very truly yours,


                                /s/ PAUL, HASTINGS, JANOFSKY & WALKER LLP